Coconut Palm Acquisition
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FOR IMMEDIATE RELEASE June 13, 2006	SYMBOL:CNUT.OB TRADED: OTC BB
COCONUT PALM ACQUISITION CORP. COMPLETES
DUE DILIGENCE IN CONNECTION WITH ITS PROPOSED MERGER
WITH EQUITY BROADCASTING CORPORATION
BOCA RATON, Fla. and NEW YORK, June 13 /PRNewswire-FirstCall/ — Coconut Palm Acquisition Corp. (OTC Bulletin Board: CNUT; CNUTW; CNUTU) (“CPAC”) today announced that it has completed its due diligence review of Equity Broadcasting Corporation (“EBC”) in connection with an Agreement and Plan of Merger with EBC and certain shareholders of EBC previously announced on April 10, 2006. CPAC engaged Ernst & Young Transaction Advisory Services in completing its formal financial, information technology and tax due diligence review. CPAC is proceeding with the merger in accordance with the terms of the Agreement and Plan of Merger.
EBC is one of the largest owners and operators of television stations in the United States and a distribution platform for Spanish-language media. Since entering into the Agreement and Plan of Merger with CPAC, EBC has continued its expansion into markets at attractive valuations, executing purchase agreements to acquire stations in Nashville, Tennessee, Jacksonville, Florida, Waco, Texas, and Grand Rapids, Michigan. Each of these purchase agreements are subject to customary closing conditions, including governmental approvals. In Nashville, EBC will serve as the Univision affiliate reaching over 900,000 households through, WGAP-LP, Channel 26. EBC has agreed to purchase Channel 39 in Jacksonville, which will operate as WUJF-LP and has a market reach of more than 600,000 households. EBC will also provide full coverage to Waco’s top 50 Hispanic market through two stations: KUTW-LP, Channel 35 in Bryan, Texas and KWKO-LP, Channel 38 in Waco. Both Jacksonville and Waco will be Univision affiliates. These stations were not included in the merger agreement entered into with Coconut Palm and represent EBC’s continued expansion in Spanish-language markets.
About CPAC
CPAC is a blank check company that was formed for the specific purpose of consummating a business combination. CPAC raised net proceeds of approximately $64 million through its initial public offering consummated in September 2005 and has dedicated its time since the offering to seeking and evaluating business combination opportunities. CPAC currently has 14,000,000 shares of common stock outstanding and 23,000,000 warrants.

About EBC
Equity Broadcasting Corporation is one of the largest owners and operators of television stations in the United States and a distribution platform for Spanish-language media. EBC is the second largest affiliate group of both the top-ranked Univision television network and Univision’s TeleFutura network. EBC currently owns and operates over 130 television stations, with 39 network affiliates in 33 markets. EBC also provides outsourced management services of content delivery to station operators through its Central Automated Satellite Hub facility, consisting of over 40 stations. EBC recently entered into an agreement and plan of merger with Coconut Palm Acquisition Corporation (CNUT.OB) whose shares are expected to trade on NASDAQ following the closing, subject to the approval of the shareholders of both companies and regulatory approval.
Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements in this press release include matters that involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release. Such risk factors include, among others: difficulties encountered in integrating merged businesses; uncertainties as to the timing of the merger; approval of the transaction by the stockholders of the companies; the satisfaction of closing conditions to the transaction, including the receipt of regulatory approvals; and the competitive environment in the industry of the combined entity and competitive responses to the proposed merger. Actual results may differ materially from those contained in the forward-looking statements in this press release. CPAC and EBC undertake no obligation and do not intend to update these forward-looking statements to reflect events or circumstances occurring after the date of this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement. CPAC and its officers and directors may be deemed to have participated in the solicitation of proxies from CPAC’s stockholders in favor of the approval of the acquisition. Information concerning CPAC’s directors and executive officers is set forth in the CPAC’s documents filed with the Securities and Exchange Commission (available at http://www.sec.gov). Stockholders may obtain more detailed information regarding the direct and indirect interests of CPAC and its directors and executive officers in the merger by reading the preliminary and definitive proxy statements regarding the merger, which will be filed with the SEC. SOURCE Coconut Palm Acquisition Corporation